SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2004

STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On November 30, 2004, Standard Management Corporation (the “Company”) issued $2,750,000 aggregate principal amount of its 6% Convertible Notes due 2008 (the “Notes”). The Notes were issued pursuant to an Indenture dated November 30, 2004 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee under the Indenture. Pursuant to the terms of the terms of the Indenture, the Company may issue up to $10 million aggregate principal amount of the Notes. The following summary of the material terms of the Notes is qualified in its entirety by the terms of the Indenture, which is filed herewith as Exhibit 4.9 and incorporated herein by reference:

Maturity. The Notes will mature on January 1, 2008. However, as a result of the automatic conversion of the Notes into shares of the Company’s common stock, as discussed below, it is unlikely that the Notes will reach maturity.

Coupon and Amortization. The Notes bear interest at a rate of 6% per annum, payable semi-annually in arrears in cash on January 1, 2005, July 1, 2005, January 1, 2006, July 1, 2006, January 1, 2007 and July 1, 2007. There is no amortization of principal and/or interest.

Ranking. The Notes are unsecured subordinated obligations of the Company. The Notes are subordinated in right of payment to all present and future senior indebtedness of the Company and are effectively subordinated to all indebtedness of the Company’s subsidiaries. The Indenture does not restrict the incurrence of additional senior indebtedness by the Company or any indebtedness by any of the Company’s subsidiaries.

Conversion. The Notes are convertible at the option of the Holder at a conversion price initially fixed and equal to $4.20 per share of the Company’s common stock. The conversion price may be adjusted from time to time upon the occurrence of certain events specified in the Indenture. In addition, the Notes will automatically be converted into shares of common stock at the conversion price upon the earlier of: (i) the date on which the closing price of the Company’s common stock exceeds $8.00 for 15 consecutive trading days and (ii) November 30, 2007.

Limitation on Number of Conversion Shares. The Company will be required to pay cash in lieu of issuing shares of common stock upon conversion of the Notes if the issuance of such shares would exceed that number of shares which the Company may issue on the conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Nasdaq National Market, unless the Company obtains the approval of its shareholders as required by the applicable rules of the Nasdaq National Market.

Optional Redemption by the Company. Beginning on November 30, 2006, the Company may call the Notes for redemption if the price of the Company’s common stock equals or exceeds 140% of the conversion price for any period of 10 trading days in any 20 consecutive trading day period prior to the notice of redemption.

Price Protection. If, prior to November 30, 2005, the Company issues common stock, or securities convertible or exchangeable into common stock, at a price less than the conversion price, subject to specified exceptions under employee benefit plans, in connection with acquisitions, pursuant to existing obligations, and in connection with registered public offerings, the conversion price will be adjusted to an amount equal to the price at which such securities were issued.

Fundamental Changes. In connection with any fundamental change with respect to the Company, each holder of Notes may require the Company to repurchase some or all of its Notes at a price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the repurchase date.

Investor Limitations. No single investor may hold Notes in an amount such that, in combination with any other holdings of the Company, its fully diluted ownership in the Company exceeds 9.9%. Based on the initial conversion price of the Notes of $4.20, a single investor, with no existing holdings of the Company’s common stock, is limited to purchasing no more than approximately $3.97 million principal amount of the Notes.

Registration. The Company is required to file a registration statement covering all shares underlying the Notes by May 30, 2005 and to use its best efforts to make such registration statement effective no later than July 29, 2005. A cash penalty equal to 1% of the outstanding principal balance on the Notes will accrue for every 30-day period past May 30, 2005 that the Company fails to file a registration statement covering the securities and, without duplication for every 30 day period past July 29, 2005 that the Company fails to effectively register the securities. The Company is required to keep the registration statement effective until all underlying shares have been sold or the holding period under Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”), has expired, whichever is shorter.

     The Company intends to use the proceeds from the sale of the Notes for general corporate purposes. The Company intends to sell additional Notes under the Indenture, up to an aggregate principal amount of $10 million, however, no assurance can be provided as to when, if ever, additional Notes will be sold by the Company. The Company will use the proceeds from such sales, if any, for general corporate purposes.

     Pursuant to the terms of the Company’s previously issued 7% Convertible Notes due 2009 (the “7% Convertible Notes”), as a result of the issuance of the Notes, the conversion price of the 7% Notes has been adjusted to $4.20 per share, the same conversion price as the Notes.

     The issuances and sale of the Notes described above was made in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. All of the notes were acquired by the recipients thereof for investment with no view toward the resale or distribution thereof.

Item 3.02 Unregistered Sales of Equity Securities.

     The information set forth above in response to Item 2.03 is incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

4.9	Indenture dated November 30, 2004 by and between Standard Management Corporation and U.S. Bank National Association (includes the form of 6% Convertible Note due 2008).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: December 6, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.9	Indenture dated November 30, 2004 by and between Standard Management Corporation and U.S. Bank National Association (includes the form of 6% Convertible Note due 2008).